SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         Current Report


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  February 19,
                    1999 (February 17, 1999)


                KANSAS CITY POWER & LIGHT COMPANY
     (Exact name of registrant as specified in its charter)



                              1-707
                    (Commission file number)


         MISSOURI                                        44-0308720
(State of other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)


                           1201 Walnut
                  Kansas City, Missouri  64106
            (Address of principal executive offices)


                         (816) 556-2200
      (Registrant's telephone number, including area code)


                         NOT APPLICABLE
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Hawthorn Generating Station Explosion

     On February 17, 1999, at approximately 12:30 a.m., an explosion occurred at Kansas City Power & Light Company's Hawthorn Generating Station. The cause of the occurrence at the 11-story boiler of the station's 479-megawatt Unit No. 5 is not yet known. Damage to the unit, while extensive, has not been fully evaluated. The Company has up to $300 million of all risks property coverage insurance and up to $100 million of boiler and machinery coverage insurance. The nature and extent of insurance coverage for this loss is being determined. The Company is evaluating several alternatives regarding sources of power supply to replace the power generated at the station. See attached press release.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit
    Number
    -------

      99      Press Release issued February 17, 1999.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KANSAS CITY POWER & LIGHT COMPANY

                              /s/Jeanie Sell Latz

                              Senior Vice President-Corporate Services


Date:     February 19, 1999

                                                       Exhibit 99



[KCPL Logo]                                       P.O. BOX 418679
                                                  KANSAS CITY, MO
                                                  64141-9679
                                                  (816) 556-2200
                                                  www.kcpl.com

FOR IMMEDIATE RELEASE

     KANSAS CITY POWER & LIGHT GENERATING STATION EXPLOSION

     KANSAS CITY, MISSOURI (FEBRUARY 17, 1999) - This information recaps the explosion that occurred at approximately 12:30 a.m. at Kansas City Power & Light's Hawthorn Generating Station, 8700 Hawthorne Road in Kansas City. The exact cause has not yet been determined. There were no injuries to any of the 12 KCPL or contract employees on site at the time.

     The full extent of the damage to the 11-story boiler is not yet known. Generating needs for KCPL customers are being met by other available generating resources.

     Hawthorn unit 5, which utilizes the damaged boiler unit, was
not on line at the time of the explosion.   Hawthorn unit 5 has a
479 megawatt net capacity and is the only coal-fired generating unit at Hawthorn Station. The station began operation in 1956. The unit began commercial operation in 1969.

     KCPL and governmental environmental personnel are on site.
Readings taken in the area show no threat to public health and fall within the Environmental Protection Agency's clean air standards.

     The company continues to evaluate the damage. Updated information will be provided as it becomes available.

     Kansas City Power & Light Company is a leading provider of energy and related products and services to a growing and diversified service territory encompassing metropolitan Kansas City and parts of eastern Kansas and western Missouri. KLT Inc. and Home Services Solutions Inc., wholly owned subsidiaries of KCPL, pursue unregulated business ventures nationally, capturing growth opportunities in markets outside the regulated utility business.

                            # # # # #

Media Contact: Pam Levetzow
               816/556-2926